Exhibit 99.1

MCEWEN MINING ANNOUNCES 2019 TIMMINS EXPLORATION STRATEGY AND FUNDING

TORONTO, Dec 5, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen”) is pleased to announce a strategic financing to continue our successful ongoing exploration program at our properties in the Timmins region of Ontario.

“We are issuing 2% of our currently outstanding shares to raise $15,000,000 at $2.26 per share (Cdn$3.02) to fund our 2019 exploration program on our Timmins properties. We want to build on the exploration success of this year’s effort, where we increased our resources and generated a number of exciting exploration targets. These properties are located along a prolific geological trend in one of the world’s great gold districts,” said Rob McEwen, Chairman and Chief Owner.

The financing consists of a US$15,000,000 (Cdn$20,034,680) bought deal private placement offering (the “Offering”) of 6,634,000 flow-through common shares (within the meaning of subsection 66(15) of the Income Tax Act (Canada)) priced at US$2.26 (Cdn$3.02) per flow-through common share (the “Offering Price”) led by Cantor Fitzgerald Canada Corporation as sole bookrunner. The Offering Price represents a premium of 26% over the closing price of McEwen common shares on the TSX as of December 5, 2018. The Offering is expected to close on or before December 21, 2018 (the “Closing”) and is subject to customary closing conditions, including approval from the TSX and NYSE.

The proceeds of this Offering will be used exclusively for generative exploration activities on McEwen’s properties in the Timmins region.

About McEwen Mining

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the Fenix Project in Mexico; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of the shares. Subsequent to the closing of the Offering the shares outstanding will increase to 344 million.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, Ontario, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866)-441-0690